Exhibit 99.1

Contact: Yvonne Gill
July 12, 2013	570-724-0247
yvonneg@cnbankpa.com

C&N Announces SECOND QUARTER 2013 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the three-month and six-month periods ended June 30, 2013.

Second quarter 2013 net income was $4,974,000, or $0.40 per basic and diluted share, up from $0.38 per share in the first quarter 2013 and down from $0.46 per share in the second quarter 2012. Net income for the six months ended June 30, 2013 totaled $9,680,000, or $0.78 per share, representing an annualized return on average assets of 1.56% and an annualized return on average equity of 10.57%. Net income for the first six months of 2013 was down from $0.92 per share for the first six months of 2012.

Highlights related to C&N’s earnings results were as follows:

•	Net interest income of $10,940,000 in the second quarter 2013 was down from $11,047,000 in the first quarter 2013 and $12,128,000 in the second quarter 2012. For the first six months of 2013, net interest income of $21,987,000 was down $2,415,000 (9.9%) from the first six months of 2012. Declining and very low interest rates has led to margin compression over the course of 2012 and the first half of 2013, as yields earned on securities and loans have fallen by more than interest rates paid on deposits and borrowings. Also, net interest income in 2012 was enhanced by the recovery of a security that had been written down in prior years, resulting in income (accretion) of $855,000 in the first six months of 2012 including $398,000 in the second quarter 2012.

•	The provision for loan losses has remained at a low level by industry standards over the past several years. In the second quarter 2013, the provision for loan losses was $66,000, down from $183,000 in the first quarter 2013 and $367,000 in the second quarter 2012. The reduction in the provision in the most recent quarter was mainly the result of lower outstanding loans. For the first six months of 2013, the provision for loan losses was $249,000, up $64,000 from the first six months of 2012.

•	Noninterest revenue totaled $4,191,000 in the second quarter 2013, an increase of $348,000 over the first quarter 2013, and down $88,000 from the second quarter 2012. Total trust and brokerage revenues increased $194,000 in the second quarter over the first quarter 2013. Included in second quarter 2012 noninterest revenue was a net gain from premises and equipment of $270,000, with no corresponding net gain or loss in the most recent quarter. Excluding the net gain from premises and equipment, total noninterest revenue was $182,000 (4.5%) higher in the second quarter 2013 as compared to the second quarter 2012, including an increase in gains from sales of mortgage loans of $214,000. Similarly, total noninterest revenue, excluding the gain from premises and equipment, was $370,000 (4.8%) higher for the first six months of 2013 as compared to the first six months of 2012, including an increase of $494,000 in gains from sales of mortgage loans.

•	Realized gains from securities totaled $100,000 in the second quarter 2013, as compared to $1,159,000 in the first quarter 2013 and $203,000 in the second quarter 2012. In the first quarter 2013, C&N generated gains from sales of securities totaling $1,159,000, and also incurred a loss from prepayment of a borrowing of $1,023,000. Realized gains from securities totaled $1,259,000 in the first six months of 2013 as compared to $201,000 in the first six months of 2012, while losses from prepayment of borrowings amounted to $1,023,000 in the first six months of 2013 as compared to $143,000 in the same period of 2012.

•	Noninterest expenses, excluding losses from prepayment of borrowings, totaled $8,520,000 in the second quarter 2013, down slightly from $8,553,000 in the first quarter 2013 and up $199,000 (2.4%) over the second quarter 2012. For the six months ended June 30, 2013, total noninterest expenses of $17,073,000 were $339,000 (2.0%) higher than the corresponding total for the first six months of 2012. Pensions and other employee benefit costs were $221,000 lower in the second quarter 2013 than in the first quarter, reflecting normal timing of payroll taxes and similar expenses which are typically highest in the first quarter of each year. For the six months ended June 30, 2013, pensions and other employee benefit costs were $167,000 lower than the total for the first six months of 2012, as health insurance expense associated with C&N’s partially self-insured plan was lower due to a lower amount of claims. In the second quarter 2013, C&N incurred professional fees expense (included in other operating expense) of $315,000 from a consulting project related to debit card operations and electronic funds processing, for which management expects the consultants’ services to result in increases in noninterest revenue and reductions in noninterest expense going forward, most significantly from an estimated total reduction in expense of $1.9 million for electronic funds processing over the next 5 ½ years.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,228,344,000 at June 30, 2013 as compared to $1,240,321,000 at March 31, 2013 and $1,327,527,000 at June 30, 2012.

•	Net loans outstanding (excluding mortgage loans held for sale) were $647,772,000 at June 30, 2013 as compared to $659,628,000 at March 31, 2013 and down $49.0 million (7.0%) from $696,777,000 at June 30, 2012. Total nonperforming assets as a percentage of assets was 0.80% at June 30, 2013 as compared to 0.83% at March 31, 2013 and 0.72% at June 30, 2012.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $126,489,000 at June 30, 2013, up from $114,134,000 at March 31, 2013 and up $55,609,000 from one year earlier.

•	Deposits and repo sweep accounts totaled $955,156,000 at June 30, 2013, down from $972,611,000 at March 31, 2013 and $1,033,698,000 at June 30, 2012. The decrease in deposits was primarily from a reduction in certificates of deposit, as well as reductions in balances maintained by a few large municipal customers.

•	Total shareholders’ equity was $179,361,000 at June 30, 2013, down from $183,208,000 at March 31, 2013 but up from $176,062,000 at June 30, 2012. The reduction in shareholders’ equity in the most recent quarter resulted from a reduction in the net unrealized gain from available-for-sale securities, with the decline in fair value of securities attributable to recent increases in long-term interest rates. Tangible common equity as a percentage of tangible assets was 13.76% at June 30, 2013, up from 12.46% a year earlier.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $727,647,000 at June 30, 2013, an increase of 8.7% from a year earlier, reflecting the effect of new accounts as well as net appreciation in asset values.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.